EXHIBIT 10.24

Hobson, Lorenze, Bowersock & Associates

ADVERTISING AND PROMOTIONAL SERVICE AGREEMENT

THIS AGREEMENT, (this “Agreement”) is made on May 25, 2005, between Hobson, Lorenze, Bowersock & Associates, (“HLB”) a legal partnership in the State of Florida, and QI Systems Inc., (“Client”), trading symbol “QIIIF” on the OTCBB, which may be changed to “QIII” on the OTCBB.

Whereas, HLB is in the business of planning, developing and implementing promotional campaigns for corporations;

Whereas, Client wants to engage HLB to prepare and implement a promotional campaign for Client;

Now, therefore, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of that are acknowledged, the parties, intending to be legally bound, agree as follows:

Promotional Services

Term: Subject to Client’s compliance with each of the representations, warranties and covenants and agreements made by Client in this Agreement, HLB agrees to provide to Client and Promotional Services identified on Exhibit A to this Agreement and incorporated herein by reference, for the period commencing on the date that this Agreement is executed and delivered by the Client (“Effective Date”) and expiring one (1) year following the Effective Date of this Agreement (the “Term”).

Representations and Warranties of Client

As of the date hereof and during the Term of this Agreement, Client represents and warrants to HLB that:

Organization. Client is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business as a corporation in each jurisdiction in which it owns or leases property or engages in business.

Formal Action. Client has the corporate power and authority to execute and deliver this Agreement and to perform each of its obligations hereunder. The Client has taken all necessary action to approve the execution and delivery of this Agreement and the performance of all obligations of Client in this Agreement.

Valid and Binding Agreement. The Client has duly executed and delivered this Agreement, which is the valid and binding obligation of the Client, enforceable against it in accordance with its terms.

No Violation. The execution, delivery and performance of this Agreement by Client does not and will not violate any provisions of the certificate of incorporation or bylaws of the Client or any agreement to which Client is a party or any applicable law or regulation or order or decree of any court, arbitrator or government. Client is not required to request action of, filing with, any governmental or public body or authority in connection with the execution, delivery or performance of this Agreement.

Accuracy of Information. The Client has furnished information to HLB regarding the business, operations, financial condition (including financial statements), business plans and biographical information regarding the Client’s directors and officers (collectively referred as the “Information Package”). Client represents and warrants that the Information Package is true, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made.

Representations and Warrants of HLB

Organization. HLB is a partnership duly organized, validly existing and in good standing under the laws of the State of Florida and is duly qualified to do business in each jurisdiction in which it owns or leases property or engages in business.

Formal Action. HLB has the corporate power and authority to execute and deliver this Agreement and to perform each of its obligations hereunder. HLB has taken all necessary action to approve the execution and delivery of this Agreement and the performance of all obligations of HLB in this Agreement.

Valid and Binding Agreement. HLB has duly executed and delivered this Agreement, which is the valid and binding obligation of HLB, enforceable against it in accordance with its terms.

No Violation. The execution, delivery and performance of this Agreement by HLB does not and will not violate any bylaws of HLB or any agreement to which HLB is a party or any applicable law or regulation or order or decree of any court, arbitrator or government. HLB is not required to request action of, filing with, any governmental or public body or authority in connection with the execution, delivery or performance of this Agreement.

Covenants and Agreements.

Client covenants and agrees to the following:

Client Certification. Client acknowledges that it is responsible for the accuracy and completeness of the Information Package and for all other information furnished to HLB and for the accuracy and completeness of the contents of all materials prepared by HLB for and on behalf of Client. The Client hereby designates the individuals listed on Exhibit B to this Agreement as duly authorized representatives of Client for purposes of certifying to HLB the accuracy of all documents, advertisements or other materials prepared by HLB for and on behalf of Client. The Client agrees to promptly advise HLB in writing of any condition, event, circumstance or act that would constitute a material adverse change in the business, properties, financial condition, stock price or business prospects of the Client or which would make any of the information contained in the Information Package or in any document prepared by HLB for and on behalf of Client misleading in any material respect. Client hereby agrees that HLB and its directors, officers, agents, and employees may rely on the Information Package and on all other information furnished by Client, and on each and every certification provided by an authorized representative of Client, until HLB is advised in writing by an authorized representative of Client that the information previously furnished to HLB is inaccurate or incomplete in any material respect. Client acknowledges that HLB shall prepare proofs and/or tapes of the agreed upon materials and information, as set for dissemination, for the Client’s review and approval and Client shall sign and return such materials marking all corrections and changes that the Client believes appropriate. Client acknowledges that HLB will make oral representations based on the Information furnished hereunder and the Client authorizes representations.

Books and Records. Client shall maintain true and complete books, records, and accounts in which true and correct entries shall be made of its transactions in accordance with generally accepted accounting principals consistently applied (“GAAP”).

Financial and other Information. Client agrees to furnish to HLB the following:

Depository Trust Company Reports (DTC). On the first day of business for the New York Stock Exchange each week HLB shall receive from the client company, the client company’s DTC report for the previous week.

Annual Financial Statements. As soon as practicable, and in any event within 105 days after the close of the Client’s fiscal year, annual financial statements including a balance sheet, an income statement, a statement of cash flows, and a statement of stockholder’s equity, and all notes thereto prepared in accordance with GAAP and audited by an independent certified public accountant.

Quarterly Financial Statements. As soon as practicable, and in any event within 50 days after the end of each fiscal quarter, quarterly and year-to-date income statements, a statement of cash flows, and a statement of stockholder’s equity, prepared by Client in accordance with GAAP and certified by the chief financial officer and chief executive officer of Client as fairly presenting, subject to normal year-end audit adjustments, the Client’s financial position as of and for the periods indicated.

Hobson, Lorenze, Bowersock & Associates Reliance on Client’s Full Disclosure. Client will provide, or cause to be provided, to HLB all financial and other information requested by HLB for rendering its services pursuant to this Agreement. Client recognizes and confirms that HLB will use such information in performing the services contemplated by this Agreement without independently verifying such information and that HLB does not assume any responsibility for the accuracy of completeness of such information. The persons executing this Agreement on behalf of Client certify that there is no fact known to them which materially adversely affects or may (so far as the Client’s senior management can now reasonably foresee) materially adversely affect the business, properties, condition (financial or other) or operations (present or prospective) of the Client which has not been set forth in written form delivered by Client to HLB. The persons executing this Agreement on behalf of Client agree to keep HLB promptly informed of any fact hereafter known to Client which materially adversely affects or may (so far as the senior management can now reasonably foresee) materially adversely affect the business, properties, condition (financial, stock price or other) or operations of Client.

Legal Representation. Client acknowledges and agrees that it has been and will continue to be, represented by legal counsel experienced in corporate and securities law and Client acknowledges that it has been advised as to the obligations imposed on it pursuant to such laws and understands that it will have the obligation and responsibility to see that all such laws are complied with at all times during the Term of this Agreement.

Compensation. In consideration of Promotional Services to be performed by HLB hereunder, Client hereby agrees to compensate HLB in the manner in the amount specified in Exhibit C which is attached hereto and incorporated herein by reference thereto.

Indemnity. (a) The Client hereby agrees that it will indemnify and hold harmless HLB and each partner, employee or representative from and against any and all loss, claim, damage, liability, cost or expense whatsoever, including legal fees and expenses arising out of or based upon any material breach of this Agreement by Client or any material inaccuracy of the representations and information received from Client if the same does not result from unauthorized or inaccurate statements made by, or result from the misconduct of HLB’s partners, employees, consultants, representatives agents, advisors or finders. Notwithstanding the foregoing provisions of this paragraph, any amount included or paid by the Client that has been determined by a court of the competent jurisdiction to have been the direct result of the gross negligence, bad faith or willful malfeasance of HLB or any of its direct employees will be reimbursed by HLB to the Client immediately or offset against any amount that may be determined by such court to be owed by Client to HLB.

(b) HLB hereby agrees that it will indemnify and hold harmless the Client and each director, officer, employee or representative from and against any and all loss, claim, damage, liability, cost or expense whatsoever, including legal fees and expenses arising out of or based upon any material breach of this Agreement by HLB or the publication, distribution or any other dissemination of inaccurate information regarding the Client by HLB if the same results from unauthorized or inaccurate statements made by, or result from the misconduct of HLB’s partners, employees, consultants, representatives agents, advisors or finders. Notwithstanding the foregoing provisions of this paragraph, any amount included or paid by HLB that has been determined by a court of the competent jurisdiction to have been the direct result of the gross negligence, bad faith or willful malfeasance of the Client or any of its direct employees will be reimbursed by the Client to HLB immediately or offset against any amount that may be determined by such court to be owed by HLB to the Client.

Relationship of the Parties. This Agreement provides for the providing of promotional services by HLB to Client and the provisions herein for compliance with financial covenants, delivery of financial statements, and similar provisions are intended solely for the benefit of HLB to provide it with information on which it may rely in providing services hereunder and nothing contained in this Agreement shall be construed as permitting or obligating HLB to act as a financial or business advisor or consultant to Client, as permitting or obligating HLB to participate in the management of Client’s business, as creating or imposing any fiduciary obligation on the part of HLB with the respect to provisions of services hereunder and HLB shall no such duty or obligation to client, as providing or counseling Client as to the compliance by Client with any federal or state securities or other laws effecting the services to be provided hereunder, or as creating any joint venture, agency, or other relationship between parties other than explicitly and specifically stated in this Agreement. The Client acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement, the provision of services hereunder and with respect to all matters contained herein, including, without limitation, the provisions of compensation. HLB shall be solely responsible for its compliance with all applicable federal or state securities laws related to HLB’s actions hereunder.

Survival of Certain Provisions. The Client’s obligation to pay the fees and expenses set forth in Exhibit C hereto and each party’s obligation to comply with the indemnification provisions set forth above shall remain operative and in full force and effect regardless of any termination of this Agreement and shall be binding upon the respective party, and, in the case of the indemnity agreement, shall inure to the benefit of each party and their respective agents, employees, officers, directors, partners, the controlling persons referred to in Exhibit D hereto, and their respective successors and assigns and heirs, and no other person shall acquire or have any right under or by virtue of this Agreement. All amounts paid or required to be paid under covenants, agreements, compensation of this Agreement shall be fully earned on the Effective Date of this Agreement and in the case of termination for cause pursuant to the immediately subsequent paragraph, become immediately due and payable in full.

Termination For Cause. HLB shall have the right to terminate its obligation to provide services hereunder, pursuant to this Agreement if it discovers evidence of, and in the exercise of its judgment believes, that the representations and warrants made by the other party herein are inaccurate in any material respect or if the other party breaches any of its covenants and agreements continued herein, or if any federal or state governmental agency or instrumentally institutes an investigation or legal action.

Governing Law. This Agreement shall be governed by the laws of the State of Florida applicable to contracts executed and performed in the Circuit Court, Seminole County, in the State of Florida (without regard to the principles of conflicts of laws).

Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

Accumulation of Rights and Remedies. No right or remedy of HLB under this Agreement is intended to preclude any other right or remedy and every right shall coexist with every other right and remedy now or hereafter existing, whether by contract, at law, or in equity.

Successors and Assigns. This Agreement shall insure to the benefit of and be binding upon parties and their successors and assigns. Client shall not have any right to assign any rights or delegate any of its obligations or responsibilities under this Agreement except as expressly stated herein.

Payments of Fees and Expenses on Enforcing Agreement. In the event of any dispute between the parties arising out of or related to this Agreement or the interpretation thereof, at the trial level or appellate level, the prevailing party shall be entitled to recover from the non-prevailing party all costs and expenses, including reasonable fees and disbursements of counsel which may be incurred in connection with such proceeding, without limitation, including any costs and expenses of experts, witnesses, depositions and other cost.

Notices. Any notices or other communication required or permitted to be given hereunder shall be in writing, and shall be delivered to the parties at the addresses set forth below (or to such addresses as the parties may specify by due notice to the others). Notices or other communications shall be effective when received at the recipient’s location (or when delivered to that location if receipt is refused). Notices or other communications given by facsimile transmission shall be presumed received at the time indicated in the recipient’s automatic acknowledgement. Notices or other communications given by Federal Express or other recognized overnight courier service should be presumed received on the following business day. Notices or other communications given by certified mail, return receipt requested, postage prepaid, shall be presumed received three business days after the date of mailing.

QI Systems, Inc.
704 Saddle Brock Drive
Colleyville, Texas 76034
Attention: Matthew Yugovich, Chairman, and Steve Garman, CEO

Hobson, Lorenze, Bowersock & Associates
207 North Moss Road
Winter Springs, Florida 32708
Attention: Todd Lorenze, Partner

The foregoing provisions of this Agreement notwithstanding, Superior Oil and Gas, Inc. shall not be obligated to provide any document or information to HLB to the extent that it may result in any violation of regulation FD of the Securities and Exchange Commission.

Headings. The heading in this Agreement is intended solely for convenience of reference. They shall be given no effect in the construction or interpretation of this Agreement.

Severability. The invalidity or unenforceability of any provision of this Agreement shall not impair the validity or enforceability of any other provision.

In Witness whereof, the parties have executed this Agreement as the date first above written.

QI Systems, Inc.

By:	/s/ MATTHEW YUGOVICH

Matthew Yugovich, Chairman of the Board

By:	/s/ STEVEN GARMAN

Steven Garman, CEO

Hobson, Lorenze, Bowersock & Associates

By:	/s/ RYLAND HOBSON

Ryland Hobson, Partner

By:	/s/ TODD LORENZE

Todd Lorenze, Partner

By:	/s/ RICHARD BOWERSOCK

Richard Bowersock, Partner

EXHIBIT A

Advertising and Promotional Services

The services to provide are as follows:

HLB will contact retail stockbrokers who will review Client’s company. This process will begin immediately upon HLB receiving the compensation as well as Client’s current Depository Trust Securities Commission’s (DTC Reports). HLB will distribute the Information Package to all inquiring brokers. The Client shall supply the necessary materials for the Information Package and update it on a continual basis at Client’s cost. HLB will provide assistance in review of documentation to be sent to stockbrokers, at Client’s request.

Performances by Client are as follows:

Client is to provide a DTC listing as well as Standards & Poor’s listing within 30 days of execution of this Agreement.

Client will provide its shareholders with audited financial statements on a yearly basis and un-audited financial statements on a quarterly basis. Filings that can be seen on the internet with the Security Exchange Commission at “www.sec.gov” will be adequate for providing these financial statements. Client will use its reasonable best efforts to register or qualify any shares of common stock of Client under the securities or blue sky laws of such jurisdiction as any broker or market maker may reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such broker or market maker to consummate the purchase in such jurisdiction of shares of common stock of Client, provided that the Client will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any jurisdiction.

EXHIBIT A Signatures

QI Systems, Inc.

By:	/s/ MATTHEW YUGOVICH

Matthew Yugovich, Chairman of the Board

By:	/s/ STEVEN GARMAN

Steven Garman, CEO

Hobson, Lorenze, Bowersock & Associates

By:	/s/ RYLAND HOBSON

Ryland Hobson, Partner

By:	/s/ TODD LORENZE

Todd Lorenze, Partner

By:	/s/ RICHARD BOWERSOCK

Richard Bowersock, Partner

Exhibit B

Client hereby designate the following person or persons to act on its behalf for the purpose set for in Client Certification, under Covenants and Agreements of this Agreement:

1)	Matthew Yugovich or
2)	Steve Garman

QI Systems, Inc.

By:	/s/ MATTHEW YUGOVICH

Matthew Yugovich, Chairman of the Board

By:	/s/ STEVEN GARMAN

Steve Garman, CEO

HLB hereby designates the following person or persons to act on its behalf for the purpose set for in Client Certification, under Covenants and Agreements of this Agreement:

1)	Ryland Hobson or

2)	Todd Lorenze or

3)	Richard Bowersock

Hobson, Lorenze, Bowersock & Associates

By:	/s/ RYLAND HOBSON

Ryland Hobson, Partner

By:	/s/ TODD LORENZE

Todd Lorenze, Partner

By:	/s/ RICHARD BOWERSOCK

Richard Bowersock, Partner

Exhibit C

Compensation

For services to be rendered under this Agreement, Client agrees to pay HLB 1,500,000 restricted shares and 1,500,000 free trading shares of Clients stock, symbol (OTCBB: QIIIF or QIII) starting from the execution date of this Agreement.

The initial payment shall consist of 750,000 restricted shares and 750,000 free trading shares of Clients stock, and shall be received by HLB no later than 5 days after signing of this Agreement. At the same time, the remaining 750,000 restricted and 750,000 free trading shares shall be placed in escrow with clients attorney and shall be released as follows:

The second payment will be received by HLB no later than 185 days from the signing of this Agreement and shall consist of 375,000 restricted shares and 375,000 free trading shares of Clients stock.

The third payment will be received by HLB no later that 275 days from the signing of this Agreement and shall consist of 375,000 restricted shares and 375,000 free trading shares of Clients stock.

The shares shall be duly and validly issued, fully paid, non-cancelable and non-assessable and shall not be issued in violation of any preemptive right of any stockholders of Client company.

All restricted stock issued will only be restricted for one year from the execution of this Agreement. All restricted shares issued will be accompanied with an opinion letter from the Client’s attorney stating at what date the restricted shares may be sold pursuant to Rule 144 promulgated by the Sec under the Securities Act of 1933 and that the shares cannot be canceled for any reason. The shares to be issued shall be approved for issuance in accordance with the Rules and Regulations of any stock exchange on which the shares are listed for trading and shall be issued in compliance with all appropriated federal and state government rules and regulations.